Exhibit T3C2

Mongolian Mining Corporation (In Provisional Liquidation)
as Company

and

Simon Conway and Christopher So Man Chun

as Joint Provisional Liquidators of the Company

and

The Bank of New York Mellon
as Trustee

__________________________

Indenture

Dated as of [●], 2017

__________________________

US$194,999,827

Perpetual Securities

CROSS-REFERENCE SHEET

__________________________

None of the provisions of this Indenture were inserted pursuant to Sections 301 through 318(a) of the Trust Indenture Act (as defined below).

i

TABLE OF CONTENTS

__________________________

EXHIBITS

EXHIBIT A	Form of Certificate

EXHIBIT B	Form of Authorization Certificate of the Company

EXHIBIT C	Form of Principal Paying Agent, Transfer Agent and Registrar Appointment Letter

EXHIBIT D	Form of Officer’s Certificate

EXHIBIT E	Optional Distribution Deferral Notice

INDENTURE (the “Indenture”), dated as of [●], 2017, among Mongolian Mining Corporation (In Provisional Liquidation), an exempted company incorporated under the laws of the Cayman Islands having its registered office at PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, as the Company, Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince’s Building, 10 Chater Road, Central, Hong Kong in their capacities as the joint provisional liquidators of the Company (the “Joint Provisional Liquidators”), and The Bank of New York Mellon, as Trustee.

RECITALS

WHEREAS, on July 7, 2016, the Company, acting by its directors, presented a winding up petition in the Grand Court of the Cayman Islands (the “Cayman Court”) seeking the winding up of the Company. On the same date, the Company issued an ex parte summons with the Cayman Court seeking the appointment of the Joint Provisional Liquidators as the joint provisional liquidators of the Company on the grounds of insolvency and that the Company intended to present a compromise or arrangement to its creditors.

WHEREAS, on July 19, 2016, pursuant to an order of the Cayman Court made on July 19, 2016, the Cayman Court ordered that the Joint Provisional Liquidators be appointed as the joint provisional liquidators of the Company and authorized the Joint Provisional Liquidators to develop and propose a restructuring of the Company’s indebtedness in a manner designed to allow the Company to continue as a going concern, with a view to making an arrangement with the Company’s creditors, including (without limitation) a compromise or arrangement by way of a scheme of arrangement pursuant to section 86 of the Cayman Companies Law.

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to US$194,999,827 aggregate principal amount of the Company’s Perpetual Securities (the “Securities,” each a “Security”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities, when the Certificates representing them are executed by the Company and authenticated and delivered by the Registrar or the Authenticating Agent, as applicable, and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article 1
Definitions and Incorporation By Reference

Section 1.01.      Definitions.

“Additional Amounts” has the meaning set forth in Section 4.05.

“Additional Distribution Amount” has the meaning set forth in Section 2.05.

“Affiliate” means, with respect to any Person, any other Person (1) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, (2) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition or (3) who is a spouse or any person cohabiting as a spouse, child or step-child, parent or step-parent, brother, sister, step-brother or step-sister, parent-in-law, grandchild, grandparent, uncle, aunt, nephew and niece of a Person described in clause (1) or (2). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Principal Paying Agent, Transfer Agent or Authenticating Agent (collectively, the “Agents”).

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Arrears of Distribution” has the meaning set forth in Section 2.05.

“Arrears of Distribution Discharge Date” has the meaning set forth in Section 2.05.

“Authenticating Agent” refers to a Person engaged to authenticate the Certificates instead of the Registrar.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Authorization Certificate” has the meaning set forth in Section 2.02.

“Authorized Denomination” has the meaning set forth in Section 2.04.

“Authorized Officer” means, with respect to the Company, any one officer or director who is authorized to represent the Company, as evidenced to the Trustee in an Authorization Certificate.

“Board of Directors” means the board of directors elected or appointed by the shareholders of the Company to manage the business of the Company or any committee of such board duly authorized to take the action purported to be taken by such committee.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of disinterested members (if so required) was present and acting throughout or adopted by written resolution executed by the requisite members of the Board of Directors.

“Business Day” means any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in Mongolia, Singapore, The City of New York, London or Hong Kong (or in any other place in which payments on the Securities are to be made) are authorized or required by law or governmental regulation to close.

“Calculation Amount” has the meaning set forth in Section 2.05.

“Call Settlement Date” has the meaning set forth in Section 3.02.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Exchange Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock, but excluding debt securities convertible into such equity.

“Cayman Court” has the meaning set forth in the Recitals.

“Certificate” means a certificate representing one or more Securities and, save as provided in this Indenture, comprising the entire holding by a holder of its Securities.

“Certificated Securities” means the Securities, in certificated, registered form, executed and delivered by the Company and authenticated by the Registrar or the Authenticating Agent, as applicable, in exchange for the Global Certificates, (1) in the event that the Depositary is at any time unwilling or unable to act as depository for the Global Certificates and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (2) when an Event of Default has occurred and is continuing with respect to the Securities and any Holder requests such exchange.

“Clearstream” means Clearstream Banking S.A. or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding on the Exchange Date, and include, without limitation, all series and classes of such common stock or ordinary shares.

“Company” means Mongolian Mining Corporation or any successor obligor under this Indenture and the Securities pursuant to this Indenture.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 101 Barclay Street, New York, NY 10286, United States of America.

“Day Count Fraction” has the meaning set forth in Section 2.05.

“Depositary” means the depositary of each Global Certificate, which will initially be The Bank of New York Mellon, London Branch as common depositary for Euroclear and Clearstream.

“Distribution” has the meaning set forth in Section 2.05.

“Distribution Payment Date” means April 1 and October 1 of each year, commencing April 1, 2017.

“Distribution Rate” has the meaning set forth in Section 2.05.

“Distribution Record Date” has the meaning set forth in the Form of Certificate attached hereto as Exhibit A.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“Event of Default” has the meaning set forth in Section 5.02.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Date” means the date on which the Securities are originally issued under this Indenture, after all conditions precedent to the effectiveness of the Schemes of Arrangement have been satisfied.

“Expansion Transaction” means a transaction in relation to the Tavan Tolgoi project that is referred to in the Government of Mongolia’s Resolution No. 268 dated

August 20, 2014, as amended, modified or supplemented from time to time, by negotiation between, among others, Energy Resources LLC and the Government of Mongolia, and as interpreted by the Government of Mongolia. For the avoidance of doubt, the Expansion Transaction may only be entered into and implemented by Energy Resources LLC or Energy Resources Corporation LLC or any successor thereto or one or more Wholly Owned Restricted Subsidiaries (as defined in the New Senior Notes Indenture) of Energy Resources LLC or Energy Resources Corporation LLC or any successor thereto.

“Expansion Trigger Event” means Energy Resources LLC or Energy Resources Corporation LLC entering, either directly or indirectly through one or more Wholly Owned Restricted Subsidiaries, into the Expansion Transaction. An Expansion Trigger Event shall be deemed to have occurred when legal completion of the binding agreement(s) with the consortium partner(s) (if any) and the Government of Mongolia has been deemed to have occurred.

“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Indenture by a majority of at least 75 per cent of the votes cast.

“Facility Agreement” means the facility agreement dated as of the date hereof and entered into between, among others, Energy Resources LLC as the borrower, the Company and certain of its subsidiary companies as original guarantors, the financial institution(s) named therein as original lender(s) and Madison Pacific Trust Limited as agent and security agent.

“FATCA” has the meaning set forth in Section 4.05.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“First Reset Date” has the meaning set forth in Section 2.05.

“Global Certificates” has the meaning set forth in Section 2.04.

“Holder” means the Person in whose name a Security is registered in the Register.

“IFRS” means International Financial Reporting Standards as in effect from time to time as issued by the International Accounting Standards Board or any successor board or agency. All computations contained or referred to in this Indenture, to the extent applicable, shall be computed in conformity with IFRS applied on a consistent basis.

“Joint Provisional Liquidators” has the meaning assigned to such term in the Recitals.

“Judgment Currency” has the meaning set forth in Section 6.12.

“New Senior Notes” means Energy Resources LLC’s US$412,465,892 Guaranteed Senior Notes Due 2022.

“New Senior Notes Indenture” means the indenture dated as of the date hereof under which the New Senior Notes are issued.

“Non-Business Day Payment Amount” has the meaning set forth in Section 9.07.

“Officer” means one of the directors or executive officers of the Company.

“Officer’s Certificate” means a certificate signed by one Officer, substantially in the form of Exhibit D hereto.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee that meets the requirements of this Indenture, provided that legal counsel shall be entitled to rely on certificates of the Company and any Subsidiary of the Company or certificates of public officials as to matters of fact.

“Optional Deferral Event” has the meaning set forth in Section 2.05.

“Optional Distribution Deferral Notice” has the meaning set forth in Section 2.05.

“outstanding” when used with respect to the Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)       Securities theretofore cancelled by the Registrar or accepted by the Registrar for cancellation;

(ii)       Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Principal Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(iii)       Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and

(iv)       Securities paid pursuant to Section 2.09(d).

A Security does not cease to be outstanding because the Company or any of its Subsidiaries or any of their Affiliates holds the Security; provided that in determining whether the Holders of the requisite amount of the Securities then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this

Indenture, Securities owned by the Company or any of its Subsidiaries or any of their Affiliates shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities in respect of which the Trustee has received an Officer’s Certificate shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any of its Subsidiaries or any of their Affiliates.

“Parity Securities” means any instrument or security issued, entered into or guaranteed by the Company which ranks or is expressed to rank, by its terms or by operation of law, pari passu with the Securities; for the avoidance of doubt, any guarantees provided by the Company pursuant to the New Senior Notes Indenture and the Facility Agreement will not constitute Parity Securities.

“Payment Date” has the meaning set forth in Section 4.01.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of Capital Stock of such Person.

“Principal Paying Agent” means initially The Bank of New York Mellon, London Branch, acting in such capacity or subsequently any other party that replaces it and is appointed as the principal paying agent and transfer agent with respect to the Securities pursuant to a Principal Paying Agent, Transfer Agent and Registrar Appointment Letter substantially in the form of Exhibit C hereto or any successor thereto and any paying agent and transfer agent with respect to the Securities subsequently appointed pursuant to a paying agent and transfer agent agreement or letter of appointment. The initial Principal Paying Agent shall be located at One Canada Square, London E14 5AL, United Kingdom.

“Qualified Stock Exchange” means either (1) the New York Stock Exchange, the London Stock Exchange, The Stock Exchange of Hong Kong Limited, the NASDAQ Stock Market, the Singapore Exchange Securities Trading Limited, or the Euro MTF Market of the Luxembourg Stock Exchange or (2) a national securities exchange (as such term is defined in Section 6 of the Exchange Act) or a designated offshore securities market (as such term is defined in Rule 902(b) under the Securities Act).

“Redemption Amount” means the principal amount of the Securities, together with all Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount).

“Reference Date” means October 1, 2016.

“Register” has the meaning assigned to such term in Section 2.06.

“Registrar” has the meaning assigned to such term in Section 2.06.

“Relevant Jurisdiction” has the meaning set forth in Section 4.05.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Indenture.

“Schemes of Arrangement” means a scheme of arrangement in respect of the Company under sections 673 and 674 of the Companies Ordinance (Cap. 622 of the laws of Hong Kong), and/or a scheme of arrangement in respect of the Company under section 86 of the Companies Law (2013 Revision) as applicable in the Cayman Islands.

“Securities” has the meaning assigned to such term in the Recitals.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Specified Corporate Trust Office” means, the office of the Trustee located at The Bank of New York Mellon, Hong Kong Branch located at Level 24, Three Pacific Place, 1 Queen’s Road East, Hong Kong, attention: Global Corporate Trust - Mongolian Mining Corporation, facsimile: +852-2295 3283.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity (i) of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person or (ii) of which 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and which is “controlled” and consolidated by such Person in accordance with IFRS.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

“Transfer Agent” means initially The Bank of New York Mellon SA/NV, Luxembourg Branch or any successor transfer agent in respect of the Securities appointed pursuant to the Principal Paying Agent, Transfer Agent and Registrar Appointment Letter substantially in the form of Exhibit C hereto.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb), and the rules and regulations of the Commission promulgated from time to time thereunder.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 6.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Winding-Up” means the order by a competent authority or the passing of an effective resolution for the bankruptcy, winding-up, liquidation or similar procedure in respect of the Company (except, in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction, merger or amalgamation the terms of which have previously been approved by an Extraordinary Resolution).

Section 1.02.      Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a)             an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(b)             “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)             all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(d)             references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

Article 2
Issue, Execution, Form and Registration of Securities

Section 2.01.      Authentication and Delivery of Certificates. Upon the execution and delivery of this Indenture, or from time to time thereafter, Certificates may be executed and delivered by the Company representing Securities in an initial aggregate principal amount outstanding of not more than US$194,999,827 (other than Certificates issued pursuant to Section 2.09) to the Registrar for authentication, accompanied by an Officer’s Certificate of the Company directing such authentication by the Registrar or the Authenticating Agent, as applicable, and specifying the amount of Securities to be authenticated, the date on which the original issuance of such Securities is to be authenticated, the date from which Distribution will begin to accrue, the date or dates on which Distribution on such Securities will be payable and other terms relating to such Securities. The Registrar or the Authenticating Agent, as applicable, shall thereupon authenticate and deliver said Certificates to or upon the written order of the Company (as set forth in such Officer’s Certificate).

Section 2.02.      Execution of Certificates. (a) The Certificates shall be executed by or on behalf of the Company by the signature of an Authorized Officer of the Company. Such signature may be the manual or facsimile signature of such Authorized Officer. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B hereto (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (or facsimile) signatures of the Authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Certificate which has been duly authenticated and delivered by the Registrar or the Authenticating Agent, as applicable.

(b)             In case an Authorized Officer who shall have signed any of the Certificates, thereon shall cease to be such Authorized Officer before the Certificate shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Certificate nevertheless may be authenticated and delivered or disposed of as though the Persons who signed such had not ceased to be an Authorized Officer; and any Certificate may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Certificate shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such Persons were not Authorized Officers.

Section 2.03.      Certificate of Authentication. Only such Certificates as shall bear thereon a certification of authentication substantially as set forth in the forms of the Certificate in Exhibit A hereto, executed by the Registrar by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Certificate executed by or on behalf of the Company shall be conclusive evidence that the Certificate so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.04.      Form, Denomination and Date of Certificates. (a) The Certificates and the Registrar’s or the Authenticating Agent’s, as applicable, certificates of authentication shall be substantially in the form set forth in Exhibit A hereto. On the Exchange Date, the Certificates shall be issued in the form provided in Section 2.04(c). The Certificates shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Authorized Officer of the Company executing the same may determine with written notice to the Registrar.

(b)             Each Certificate shall be dated the date of its authentication. Distribution shall accrue on such Securities in the manner and on such dates as specified in this Indenture and on the face of the form of Certificate set forth as Exhibit A hereto.

(c)             On the Exchange Date, an appropriate Authorized Officer will execute and deliver to the Trustee one or more unrestricted global Securities (each, a “Global Certificate”), in definitive, fully registered form without coupons, in a denomination of US$1,000 or any amount in excess thereof which is an integral multiple of US$1 (each, an “Authorized Denomination”), substantially in the form of Exhibit A hereto; all such Global Certificates so executed and delivered to the Trustee pursuant to this subsection (c) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Securities that are to be issued on the Exchange Date. The aggregate principal amount of the Global Certificates may from time to time be increased or decreased by adjustments made on the records of the Depositary. For the avoidance of doubt, neither Euroclear nor Clearstream is required to monitor or enforce the minimum denomination amount.

(d)             Each Global Certificate (i) shall be delivered by or on behalf of the Trustee to, and registered in the name of, the Depositary or its nominee for the accounts of Euroclear and Clearstream, and (ii) shall also bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH AS COMMON DEPOSITARY (“COMMON DEPOSITARY”) FOR EUROCLEAR BANK SA/NV AND CLEARSTREAM BANKING S.A. TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE THEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THE SECURITIES IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

Global Certificates may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Company may from time to time designate in writing to the Trustee and the Agents, and shall bear such legend as may be appropriate.

(e)             If at any time the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Certificates or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, the Company shall appoint a successor depositary with respect to such Global Certificates. If (i) a successor depositary for such Global Certificates is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (ii) an Event of Default has occurred and is continuing with respect to the Securities and any Holder so requests, the Company will execute, and the Registrar or the Authenticating Agent, as applicable, upon receipt of an Officer’s Certificate of the Company directing the authentication and delivery thereof, will authenticate and deliver, Certificated Securities in any Authorized Denomination in an aggregate principal amount equal to the principal amount of such Global Certificates in exchange for such Global Certificates.

(f)             Global Certificates shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities authenticated and delivered hereunder.

(g)            The Person in whose name any Certificate is registered at the close of business on any Distribution Record Date with respect to any Distribution Payment Date shall be entitled to receive the Distribution (including any Arrears of Distribution and any Additional Distribution Amount), if any, payable on such Distribution Payment Date notwithstanding any transfer or exchange of such Certificate subsequent to the Distribution Record Date and prior to such Distribution Payment Date.

Section 2.05.      Distribution. (a) Accrual of Distribution. Subject to Section 2.05(d), the Securities confer a right to receive distributions (“Distribution”) from, and including the Reference Date at the applicable Distribution Rate in accordance with this Section 2.05. Subject to Section 2.05(d), Distribution shall be payable semi-annually in arrears on each Distribution Payment Date, except that the first payment of Distribution shall be deemed to have been made on April 1, 2017 in respect of the period from (and including) the Reference Date to (but excluding) April 1, 2017. Such deemed Distribution payment shall be deemed to have been deferred under Section 2.05(d)(i) and the Company shall not have any obligation to provide any notice or certificate under Section 2.05(d) with respect to such deemed Distribution.

Unless otherwise provided for in this Indenture, each Security will cease to confer the right to receive any Distribution from the due date for redemption of such Security unless, upon due presentation, payment of the full amount due is improperly withheld or refused. In such latter event, Distribution will continue to accrue at the applicable Distribution Rate (after as well as before any judgment) up to but excluding whichever is the earlier of (x) the date on which all sums due in respect of any Security are received by or on behalf of the relevant Holder and (y) the day which is seven days after the Principal Paying Agent or the Trustee has received all sums due in respect of the Securities up to such seventh day (except to the extent that there is a failure in the subsequent payment to the relevant Holders under this Indenture), and after notice of such payment is provided to the Holders.

If a Distribution is required to be paid in respect of a Security on any date other than a Distribution Payment Date, it shall be calculated by the Company by applying the Distribution Rate to the Calculation Amount, multiplying the product by the Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorized Denomination of such Security divided by the Calculation Amount, where “Calculation Amount” means US$1,000 and “Day Count Fraction” means, in respect of any period, the number of days in the relevant period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months).

Any Distribution payable under this Section 2.05 will be paid in accordance with Section 4.01.

(b)             Rate of Distribution. The rate of distribution (as adjusted in accordance with this Section 2.05(b), the “Distribution Rate”) applicable to the Securities shall be:

(i)            subject to Section 2.05(b)(iii), in respect of the period from, and including, the Reference Date to (and until), but excluding, the date that is twelve months after an Expansion Trigger Event (if any) (the “First Reset Date”), zero per cent.;

(ii)           subject to Section 2.05(b)(iii),

(A)           in respect of the period from, and including, the First Reset Date to, but excluding, the date that is twelve months following the First Reset Date, five per cent.;

(B)            in respect of each twelve month period thereafter, the lower of (x) 15 per cent. and (y) a rate that is equal to the Distribution Rate of the prior twelve month period plus one per cent.; and

(iii)           if the New Senior Notes are fully repaid or redeemed pursuant to their terms (other than in connection with a restructuring of the New Senior Notes) while the Distribution Rate in effect is less than ten per cent.,

(A)            in respect of the period from, and including, the next Distribution Payment Date occurring after such repayment or redemption of the New Senior Notes (or, if such repayment or redemption of the New Senior Notes occurs on or after the date which is two Business Days prior to such next Distribution Payment Date, the next following Distribution Payment Date) to, but excluding, the date that is twelve months after such Distribution Payment Date, ten per cent.; and

(B)            in respect of each twelve month period thereafter, the lower of (x) 15 per cent. and (y) a rate that is equal to the Distribution Rate of the prior twelve month period plus one per cent.

(c)             Calculation of Distribution Rate. On the Business Day prior to each Distribution Payment Date, the Company will, in good faith and as evidenced by a Board Resolution, calculate the applicable Distribution Rate payable in respect of the Securities for the period following such Distribution Payment Date. The Company will cause the applicable Distribution Rate determined by it to be notified in writing in the form of an Officer’s Certificate to the Principal Paying Agent, the Trustee, the Holders and each listing authority, stock exchange and/or quotation system (if any) on or by which the Securities have then been admitted to listing, trading and/or quotation as soon as practicable after the relevant Distribution Payment Date. All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Section 2.05(c) by the Company will (in the absence of fraud, bad faith or manifest error) be binding on the Principal Paying Agent, the Trustee and the Holders. Neither the Trustee nor the Agents shall be responsible for calculating or verifying the Distribution Rate.

(d)             Distribution Deferral.

(i)            Optional Deferral: The Company may, at its sole discretion, elect to defer, in whole or in part, any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) which is otherwise scheduled to be paid on a Distribution Payment Date to the immediately following Distribution Payment Date by giving notice (an “Optional Distribution Deferral Notice”), substantially in the form as set forth in Exhibit E, to the Holders and the Trustee not more than 15 nor less than 10 Business Days prior to a scheduled Distribution Payment Date (an “Optional Deferral Event”) and it shall be conclusive and binding on the Holders.

(ii)            No obligation to pay validly deferred Distribution (including any Arrears of Distribution and any Additional Distribution Amount): The Company shall have no obligation to pay any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on any Distribution

Payment Date if it validly elects not to do so in accordance with Section 2.05(d)(i) and any failure to pay any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) shall not constitute a default for any purpose (including, without limitation, an Event of Default pursuant to Section 5.02) of the Company in respect of this Indenture and the Securities.

(iii)          Requirements as to Notice: On the date of publication of any Optional Distribution Deferral Notice, the Company shall deliver to each of the Trustee and the Principal Paying Agent an Officer’s Certificate of the Company confirming that an Optional Deferral Event has occurred. The Trustee and the Principal Paying Agent shall be entitled to accept and rely upon such certificate (without further investigation or enquiry).

(iv)          Cumulative Deferral:

(A)           The amount of any Distribution deferred pursuant to this Section 2.05(d) shall constitute “Arrears of Distribution.” The Company may, at its sole discretion, elect to further defer any Arrears of Distribution by complying with the notice requirements in this Section 2.05(d) applicable to any deferral of any Distribution. The Company is not subject to any limit as to the number of times any Distribution and/or Arrears of Distribution (including any Additional Distribution Amount) may be deferred pursuant to this Section 2.05(d) except that this Section 2.05(d)(iv) shall be complied with until all outstanding Arrears of Distribution have been paid in full.

(B)            Each amount of Arrears of Distribution shall bear Distribution at the Distribution Rate as if it constituted the principal of the Securities and the amount of such Distribution (the “Additional Distribution Amount”) with respect to Arrears of Distribution shall be due and payable pursuant to this Section 2.05 and shall be calculated by applying the Distribution Rate to the amount of the Arrears of Distribution and otherwise mutatis mutandis as provided in the foregoing provisions of this Section 2.05. The Additional Distribution Amount accrued up to any Distribution Payment Date shall be added, for the purpose of calculating the Additional Distribution Amount accruing thereafter, to the amount of Arrears of Distribution remaining unpaid on such Distribution Payment Date so that such Additional Distribution Amount will itself become Arrears of Distribution.

(v)           Satisfaction of Arrears of Distribution by payment: The Company may, at its option, pay and discharge any Arrears of Distribution (in whole or in part) at any time by giving notice of such election to the Holders, the Trustee and the Principal Paying Agent not more than 15 nor less than 10 Business Days prior to the relevant Payment Date specified in such notice (which notice shall be irrevocable and shall oblige the Company to pay the relevant Arrears of Distribution on the Payment Date specified in such notice (such date the “Arrears of Distribution Discharge Date”)). Distribution will continue to accrue on such portion of Arrears of Distribution to be paid and discharged up to, but excluding, the Arrears of Distribution Discharge Date, in accordance with this Section 2.05. Any partial payment of outstanding Arrears of Distribution by the Company shall be paid to the Holders of all outstanding Securities on a pro-rata basis.

(vi)          No default: Notwithstanding any other provision in this Indenture, the deferral of any Distribution payment in accordance with this Section 2.05(d) shall not constitute a default for any purpose (including, without limitation, an Event of Default pursuant to Section 5.02) of the Company in respect of this Indenture and the Securities.

Section 2.06.      Registration, Transfer and Exchange. The Securities are issuable only in registered form. The Company will keep at the office or agency to be maintained for the purpose as provided in Section 4.02 (the “Registrar”), a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as provided in this Article 2. The name and address of the registered holder of each Certificate and the amount of Securities represented by each Certificate, and all transfers and exchanges related thereto, will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. Such Register shall be available to the Trustee upon reasonable prior written notice on business days in the location of the Registrar. Upon due presentation for registration of transfer of any Certificate, the Company shall execute and the Registrar or the Authenticating Agent, as applicable, shall authenticate and deliver in the name of the transferee or transferees a new Certificate or Certificates in Authorized Denominations for a like aggregate principal amount.

A Holder may register the transfer of a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of any of them shall treat the Person in whose name the Security is registered as the owner thereof for all purposes, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Certificate shall, by acceptance of such Global Certificate, agree that transfers of beneficial interests in the Securities represented by such Global Certificate may be effected only through a book-entry system maintained by the Holder of such Global Certificate (or its agent) and that ownership of a beneficial interest in the Securities shall be required to be reflected in a book entry. At the option of the Holder, Certificates may be exchanged for other Certificates of any Authorized Denomination and of a like aggregate principal amount, upon surrender of the Certificates to be exchanged to the Registrar. When Certificates are presented to the Registrar with a request to register the transfer or to exchange them for Certificates of other Authorized Denominations representing an equal aggregate principal amount of Securities, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Registrar or the Authenticating Agent, as applicable, shall authenticate Certificates at the Company’s request.

Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Registrar.

The Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any exchange or registration of transfer of Certificate (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (1) any Certificate for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (2) any Certificate representing Securities called or being called for redemption.

All Securities issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities represented by the Certificates surrendered upon such registration of transfer or exchange.

Section 2.07.      Prescription. Claims against the Company for the payment of principal, if any, or Distribution (including any Arrears of Distribution and any Additional Distribution Amount), on the Securities will become void unless presentation for payment is made as required in this Indenture within a period of six years.

Section 2.08.      Book-entry Provisions for Global Certificates. (a) Ownership of beneficial interests in the Global Certificates (the “book-entry interests”) will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants.

(b)             Except as provided in Section 2.04(e), the book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such participant. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests.

Section 2.09.      Mutilated, Defaced, Destroyed, Stolen and Lost Certificates. (a) The Company shall execute and deliver to the Registrar Certificated Securities in such amounts and at such times as to enable the Registrar to fulfill its responsibilities under this Indenture and the Securities.

(b)             In case any Certificate shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered holder thereof, the Company in its discretion may execute, and, upon the written request of Authorized Officers of the Company, the Registrar or the Authenticating Agent, as applicable, shall authenticate and deliver, a new Certificate, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Certificate, or in lieu of and substitution for the Certificate so apparently destroyed, lost or stolen. In every case the applicant for a substitute Certificate shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security and/or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof. Upon the issuance of any substitute Certificate, such Holder, if so requested by the Company will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Certificate. The Registrar or the Authenticating Agent, as applicable, is hereby authorized, in accordance with and subject to the foregoing conditions in this clause (b), to authenticate and deliver from time to time, Certificates in exchange for or in lieu of Certificates, which become mutilated, defaced, destroyed, stolen or lost. Each Certificate delivered in exchange for or in lieu of any Certificate shall carry all the rights to receive Distribution (including any Arrears of Distribution and any Additional Distribution Amount), which were carried by such Certificate.

(c)             All Certificates surrendered for payment or exchange shall be delivered to the Registrar. The Registrar shall cancel and dispose of all such Certificates surrendered for payment or exchange, in accordance with its customary procedures.

(d)             In the event any such mutilated, defaced, destroyed, lost or stolen Certificate has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Certificate, pay the Securities represented by such Certificate.

Section 2.10.      Cancellation of Certificates; Disposition Thereof. All Certificates surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Registrar for cancellation or, if surrendered to the Registrar, shall be canceled by it; and no Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Registrar shall dispose of canceled Certificates held by it in accordance with its customary procedures, and upon receipt of a prior written request from the Company, deliver a certificate of disposition to the Company. If any Securities shall be redeemed or purchased by or otherwise held on behalf of the Company and/or any of its Subsidiaries, such Securities shall be cancelled, may not be reissued, resold or pledged and shall not be considered outstanding for voting purposes under this Indenture.

Section 2.11.      ISIN or Common Code Numbers. The Company in issuing the Securities may use “ISIN” or “Common Code” numbers (if then generally in use), and, if so, the Trustee and the Agents shall use for the Securities such “ISIN” or “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Certificates or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Certificates, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee and the Agents in writing of any change in the “ISIN” or “Common Code” numbers.

Article 3
Redemption

Section 3.01.      No Fixed Redemption Date. The Securities are perpetual securities in respect of which there is no fixed redemption date and the Company shall (without prejudice to Article 5) only have the right to redeem or purchase the Securities in accordance with the following provisions of this Article 3.

Section 3.02.      Redemption at the Option of the Company. The Securities may be redeemed at the option of the Company in whole or in part on any Distribution Payment Date (each, a “Call Settlement Date”) on the Company giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice shall be irrevocable and shall oblige the Company to redeem the Securities on the relevant Call Settlement Date) at the Redemption Amount. If fewer than all of the Securities are to be redeemed, the Securities shall be selected for redemption on a pro rata basis and, if represented by a Global Certificate, in accordance with the procedures or Euroclear and Clearstream.

Section 3.03.      No Other Redemption. The Company shall not be entitled to redeem the Securities and shall have no obligation to make any payment of principal in respect of the Securities otherwise than as provided in Section 3.02 and Article 5.

Section 3.04.      Purchase. The Company and/or any of its Subsidiaries may, at any time, purchase Securities in the open market or otherwise and at any price, in each case subject to applicable law, provided that (i) no such purchases in cash may be made from an Affiliate or the Company or any of its Subsidiaries and (ii) the details, including amount purchased and purchase price, of any such purchases must be publicly disclosed and verified by the Company’s auditor.

Article 4
Covenants

Section 4.01.      Payment of Securities. (a) The Company will pay the principal of and Distribution, Arrears of Distribution, Additional Distribution Amount, if any, and

Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Certificates and this Indenture.

(b)             Not later than 10:00 a.m. (Hong Kong time) one Business Day prior to a Distribution Payment Date (except such Distribution Payment Dates on which the Company shall have no obligation to pay any Distribution under this Indenture) or a Call Settlement Date (each a “Payment Date”), the Company will pay or cause to be paid to the account of the Principal Paying Agent at the principal office of the Principal Paying Agent at One Canada Square, London E14 5AL, United Kingdom), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment, in immediately available and cleared funds, an amount which shall be sufficient to pay the aggregate amount of principal, Distribution, Arrears of Distribution, if any, Additional Distribution Amount, if any, and Additional Amounts, if any, or a combination of the foregoing, as the case may be, becoming due in respect of the Securities on such Payment Date; provided that if the Securities are Certificated Securities and the Company or any Affiliate of the Company is acting as paying agent, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company shall promptly notify the Trustee and the Principal Paying Agent of its compliance with this paragraph. Neither the Trustee nor the Principal Paying Agent shall be bound to make any payment until it has received the full amount in immediately available and cleared funds due to be paid to it pursuant to this Section 4.01.

(c)             The Company shall procure that by 10:00 a.m. (Hong Kong time) on the second Business Day prior to each Payment Date the bank through which such payment is to be made will send to the Principal Paying Agent confirmation that it has received from the Company an irrevocable instruction to make the relevant payment (by facsimile transmission or SWIFT).

(d)             An installment of principal, Distribution, Arrears of Distribution, Additional Distribution Amount, if any, and Additional Amounts, if any, or a combination of the foregoing, as the case may be, will be considered paid on the date due if the Principal Paying Agent holds on that date money designated for and sufficient to pay the installment. If the Securities are Certificated Securities and the Company or any Affiliate of the Company acts as paying agent, an installment of principal of, Distribution, Arrears of Distribution, Additional Distribution Amount, if any, and Additional Amounts, if any, or a combination of the foregoing, as the case may be, will be considered paid on the due date only if paid to the Holders.

(e)             The Trustee or the Principal Paying Agent will make payments in respect of the Securities represented by the Global Certificates by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Certificates. With respect to Certificated Securities, the Principal Paying Agent will make all payments by wire transfer of immediately available and cleared funds to the accounts specified by the Holders thereof or, if no such account is specified, the Company may make payments by mailing a check to each Holder’s registered address or such other addresses as notified by the Holder; provided that if the Company or any Affiliate of the Company is acting as paying agent, it shall make such payment to the Holders as in this Section 4.01(e).

(f)             Each payment in respect of a Security will be made to the person shown as the Holder in the Register at the close of business on the Distribution Record Date with respect to any Distribution Payment Date. Where payment in respect of a Security is to be made by check, the check will be mailed to the address shown as the address of the Holder in the Register at the close of business on the relevant Distribution Record Date.

(g)            At least 30 days prior to the first Payment Date and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least 30 days prior to each Payment Date thereafter, the Company shall furnish the Trustee with an Officer’s Certificate instructing the Trustee and the Agents as to any circumstances in which payments of principal of, or Distribution, Arrears of Distribution or Additional Distribution Amount on, the Securities due on such date shall be subject to deduction or withholding for, or on account of, any Taxes described in Section 4.05 and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Company therefore becomes liable to pay any Additional Amounts pursuant to Section 4.05 then at least 30 days prior to each Payment Date, the Company shall furnish the Trustee and the Agents with a certificate which specifies the amount required to be withheld on such payment to Holders of the Securities, and any Additional Amounts due to the Holders of the Securities, and at least one Business Day prior to such Payment Date, will pay to the Principal Paying Agent such any Additional Amounts as shall be required to be paid to such Holders.

(h)             Whenever the Company appoints a Principal Paying Agent other than the Trustee for the purpose of paying amounts due in respect of the Securities, it will cause such Principal Paying Agent to execute and deliver to the Trustee an instrument substantially in the form as set forth in Exhibit C hereto or as the parties agreed otherwise in which such agent shall agree with the Company, among other things, to be bound by and observe the provisions of this Indenture (including the Securities). The Company shall cause each Principal Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Principal Paying Agent shall agree with the Trustee,

(i)            that it will hold all sums received by it as such Principal Paying Agent for the payment of the principal of, or Distribution, Arrears of Distribution, Additional Distribution Amount and/or Additional Amounts, if any, on, the Securities (whether such sums have been paid to it by or on behalf of the Company) in trust for the benefit of the Holders or of the Trustee;

(ii)           that it will give the Trustee written notice of any failure by the Company to make any payment of the principal of, or Distribution, Arrears of Distribution, Additional Distribution Amount or Additional Amounts, if any, on, the Securities and any other payments to be made by or on behalf of the Company under this Indenture, when the same shall be due and payable; and

(iii)          that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

Anything in this Section 4.01 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Principal Paying Agent hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained. If the Principal Paying Agent shall pay all sums held in trust to the Trustee as required under this Section 4.01, the Principal Paying Agent shall have no further liability for the money so paid over to the Trustee.

Anything in this Section 4.01 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section 4.01 are subject to the provisions of Section 7.04.

Section 4.02.      Maintenance of Office or Agency. (a) The Company will maintain an office or agency where Certificates may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the office of the Principal Paying Agent at One Canada Square, London E14 5AL, United Kingdom, as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

(b)             The Company may also from time to time designate one or more other offices or agencies where the Certificates may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place where principal of, and Distribution (including any Arrears of Distribution and Additional Distribution Amount) on, any Securities are payable. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)             The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company has initially appointed The Bank of New York Mellon, London Branch as the Principal Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch as the Transfer Agent and the Registrar.

(d)             The Securities will initially be listed on the Singapore Exchange Securities Trading Limited. So long as any of the Securities remain outstanding, the Securities shall be listed on a Qualified Stock Exchange.

Section 4.03.      Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and each Subsidiary, except where a failure to do so, singly or in the aggregate, would not have a material adverse effect upon the business, prospects, assets, conditions (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Securities; provided that the Company shall not be required to preserve any such existence, right, license or franchise if the Board of Directors, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof would not have a material adverse impact on the holders of the Securities or the ability of the Company to perform its obligations under the Securities.

Section 4.04.      Restrictions on Dividends and Distributions. So long as the Securities are outstanding, the Company shall (A) not declare or pay any dividend or make any distribution on or with respect to its Capital Stock or (except on a pro rata basis with the Securities) its Parity Securities (other than dividends or distributions payable solely in shares of the Company’s Capital Stock or in options, warrants or other rights to acquire shares of such Capital Stock) or (B) redeem, reduce, cancel, buy-back or acquire for any consideration any of its Capital Stock or (except on a pro rata basis with the Securities) its Parity Securities.

Section 4.05.      Additional Amounts. (a) All payments of principal of and Distribution, Arrears of Distribution and/or Additional Distribution Amount on the Securities will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mongolia or within any jurisdiction in which the Company is organized or resident for tax purposes or any jurisdiction in which the Company is found to have a permanent establishment for tax purposes or any jurisdiction from or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holder of each Security of such amounts payable under the Securities as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(i)            for or on account of:

(A)         any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)            the existence of any present or former connection between the Holder or beneficial owner of such Security and the Relevant Jurisdiction other than merely holding such Security or the receipt of payments thereunder or the enforcement of rights thereunder, as the case may be, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)            the presentation of such Certificate (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere;

(3)            the failure of the Holder or beneficial owner to comply with a reasonable request of the Company addressed to the Holder at least 60 days prior to the first payment with respect to which it is applicable, to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced (and in such case Additional Amounts will be payable only with respect to such reduced amount) or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to the Holder, provided further that (i) while the Securities are held in global form, this clause (3) shall apply only if the clearing system has reasonable procedures in place to provide notices to, and collect information from, holders of interests in the Global Securities and to allocate payments of additional amounts thereto and (ii) no holder of an interest in the Securities that is a pass-through entity, or a beneficial owner that holds an interest in the Securities through such pass-through entity, shall have any obligation to establish eligibility for a reduced withholding tax rate under any income tax treaty to the extent it is not reasonably practicable for such holder or beneficial owner to do so; or

(4)            the surrender (in the case of a payment of principal, Distribution, Arrears of Distribution or Additional Distribution Amount on redemption) of the relevant Certificate for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts if it had surrendered the relevant Certificate on the last day of such period of 30 days;

(B)       any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

(C)       any tax, duty, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, or Distribution, Arrears of Distribution and/or Additional Distribution Amount, on the Securities; or

(D)      any taxes imposed pursuant to Sections 1471 through 1474 of the Code or future U.S. Treasury Regulations or rulings promulgated thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any law, regulation or other official guidance enacted or published in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(E)       any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C), or (D); or

(ii)            to a Holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment, to the extent that such payment would be required to be included for tax purposes in the income under the laws of a Relevant Jurisdiction of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder thereof.

(b)             In this Section 4.05, “Relevant Date” means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which the full amount having been so received and notice to that effect has been given to the Holders.

Section 4.06.      Compliance Certificate. The Company will submit an Officer’s Certificate to the Trustee, on or before a date not more than 120 days after the end of each fiscal year and within 14 days of any request from the Trustee, that a review has been conducted of the activities of the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants hereunder, or, if there has been a failure to comply with any such condition or covenant, specifying each such failure and the nature and status thereof. The Company will also be obligated to immediately, and in any event no later than 30 days following the occurrence of any Event of Default, notify the Trustee in writing of such Event of Default.

Article 5
Non-Payment

Section 5.01.      Limited Rights to Institute Proceedings. Notwithstanding any of the provisions below in this Article 5, the right to institute Winding-Up proceedings is limited to circumstances where an Event of Default has occurred. In the case of any Distribution (including any Arrears of Distribution and any Additional Distribution Amount), such Distribution (including any Arrears of Distribution and any Additional Distribution Amount) will not be due if the Company has elected to defer that Distribution (including any Arrears of Distribution and any Additional Distribution Amount) in accordance with Section 2.05(d). In addition, nothing in this Article 5, including any restriction on commencing proceedings, shall in any way restrict or limit any rights of the Trustee to claim from or to otherwise take any action against the Company, in respect of any costs, charges, fees, expenses or liabilities incurred by such party pursuant to or in connection with the Indenture or the Securities.

Section 5.02.      Proceedings for Winding-up. Upon (i) an order being made or an effective resolution being passed for the Winding-Up of the Company, (ii) the sale of the Company’s business as part of a scheme procedure, except a solvent sale solely for the purposes of a reorganization, reconstruction, merger or amalgamation the terms of which have previously been approved by an Extraordinary Resolution or (iii) the Company failing to make payment in respect of the Securities for a period of 15 Business Days or more after the date on which such payment is due, the Company shall be deemed to be in default under the Indenture and the Securities (each, an “Event of Default”); provided that any failure to pay any Distribution (including any Arrears of Distribution, any Additional Distribution Amount accrued and any Additional Amounts) deferred in accordance with Section 2.05(d) shall not constitute an Event of Default. Upon the occurrence of any Event of Default that is continuing, the Trustee may, subject to the provisions of Section 5.04, institute proceedings for the Winding-Up of the Company and/or prove and/or claim in the Winding-Up of the Company for the principal amount of the Securities together with any Distribution, any Arrears of Distribution and any Additional Distribution Amount accrued and any Additional Amounts (if any) to the day prior to the commencement of the Winding-Up.

Section 5.03.      Enforcement. Without prejudice to Section 5.02 but subject to the provisions of Section 5.04, the Trustee may without further notice to the Company institute such proceedings against the Company as it may think fit to enforce any term or condition binding on the Company under the Indenture or the Securities (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or satisfaction of any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) in respect of the Securities, including any damages awarded for breach of any obligations), provided that in no event shall the Company, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it.

Section 5.04.      Entitlement of Trustee. The Trustee at its sole discretion may, and if so requested in writing by Holders of at least 33 1/3 per cent. in aggregate principal amount of the Securities then outstanding or if so directed by an Extraordinary Resolution shall, take any of the actions referred to in Section 5.02 or Section 5.03 against the Company to enforce the terms of the Indenture or the Securities subject in any such case to the Trustee having been indemnified and/or secured and/or pre-funded to its satisfaction.

Section 5.05.      Right of Holders. No Holder shall be entitled to proceed directly against the Company or to institute proceedings for the Winding-Up of the Company or to prove or claim in such Winding-Up unless the Trustee, having become so bound to proceed or being able to prove or claim in such Winding-Up, fails to do so within a reasonable period and such failure shall be continuing, in which case the Holder shall have only such rights against the Company as those which the Trustee is entitled to exercise as set out in this Article 5.

Section 5.06.      Extent of Holders’ Remedy. No remedy against the Company, other than as referred to in this Article 5, shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Securities under the Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Securities under the Indenture.

Section 5.07.      Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 5.08.      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.09.      Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or Distribution on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.10.      No Duty of Trustee and Agents to Ascertain Default. The Trustee and the Agents are not obligated to monitor or ascertain whether any Event of Default has occurred or is continuing, or that the Company is not performing all of its obligations, and will not be responsible to Holders or any other person for any loss arising from any failure by it to do so. The Trustee and the Agents may assume that no such event has occurred (except when (i) there is a default in payment of principal of, or Distribution (including any Arrears of Distribution and any Additional Distribution Amount due on an Arrears of Distribution Discharge Date or Call Settlement Date) on, any Securities, and (ii) in the case of the Trustee, the Trustee or its Affiliate is acting as the paying agent; provided that (x) the Company has provided an Officer’s Certificate setting forth the Distribution Rate to the Trustee and the Principal Paying Agent in accordance with Section 2.05(c) and (y) no Optional Distribution Deferral Notice has been provided by the Company to the Holders and the Trustee pursuant to Section 2.05(d)) and that the Company is performing all of its obligations under this Indenture and the Securities unless a Responsible Officer of the Trustee or the relevant Agent, as the case may be, has received written notice of the occurrence of such event or facts establishing that an Event of Default has occurred or that the Company is not performing all of its obligations under this Indenture and/or the Securities.

Article 6
The Trustee

Section 6.01.      General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 6.

(b)             Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee or the Agents. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)             Should the Trustee become a creditor of the Company, the Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. The Trustee is permitted to engage in other transactions with the Company and its Affiliates and profit therefrom without being obliged to account for such profits, subject to Section 311 of the Trust Indenture Act. The Company hereby irrevocably waives, in favor of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under this Indenture or for other customers of the Trustee to the extent permitted by the Trust Indenture Act. The Company acknowledges that the Trustee and its Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee acting as trustee hereunder, that the Trustee may not be entitled to share with the Company. Subject to Section 6.02(n), the Trustee will not disclose confidential information obtained from the Company without its consent to any of the Trustee’s other customers nor will it use on the Company’s behalf any confidential information obtained from any other customer. The foregoing shall not apply to any information that is publicly available or to any sharing of information at the Trustee and its Affiliates or with respect to disclosures made pursuant to any applicable law, regulation or auditor requests. Without prejudice to the foregoing, the Company agrees that the Trustee may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Indenture.

(d)             No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.04.

(e)             The Trustee shall not be responsible for the recitals, statements, warranties or representations of any party contained in this Indenture or any other agreement or other document entered into in connection herewith or therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced. Each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

(f)             The Trustee shall have no obligation or duty to supervise, monitor, determine or inquire as to compliance with any of the provisions in this Indenture or the financial performance of the Company, and shall be entitled to assume that the Company is in compliance with all the provisions of this Indenture (except when (i) there is a default in payment of principal of or Distribution (including any Arrears of Distribution and any Additional Distribution Amount due on an Arrears of Distribution Discharge Date or Call Settlement Date) on any Securities, and (ii) in the case of the Trustee, the Trustee or its Affiliate is acting as the paying agent; provided that (x) the Company has provided an Officer’s Certificate setting forth the Distribution Rate to the Trustee and the Principal Paying Agent in accordance with Section 2.05(c) and (y) no Optional Distribution Deferral Notice has been provided by the Company to the Holders and the Trustee pursuant to Section 2.05(d)), including each of the exhibits attached hereto, unless notified to the contrary in writing.

(g)             The Trustee will not be liable for any error in judgment made in good faith by a Responsible Officer of the Trustee unless the Trustee is negligent in ascertaining the pertinent facts.

Section 6.02.      Certain Rights of Trustee. Subject to Sections 315(a) through (d) of the Trust Indenture Act:

(a)             In the absence of bad faith on its part, the Trustee may request and conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee may, but shall not be obligated to, make further inquiry or investigation into such facts or matters as it sees fit, and shall do so if requested in writing to do so by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding and subject to receiving indemnity and/or security and/or pre-funding to its satisfaction.

(b)             Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 9.05 and Section 9.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)             The Trustee has no obligation to monitor the financial performance of the Company.

(d)             The Trustee may delegate duties to, and may appoint and act through, its attorneys, delegates and agents and will not be responsible for the misconduct or negligence or for the acts or omissions of any attorney, delegate or agent or for monitoring or supervising any attorney, delegate or agent appointed with due care by it hereunder. To the extent an agent has been named by the Trustee in connection with this Indenture, the parties hereto shall cooperate to ensure that such agent can perform the duties for which it was appointed.

(e)             The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction in writing of any of the Holders, unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding to its satisfaction against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)              The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)             The Trustee may consult with counsel or other professional advisors of its selection, and the advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(h)             No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security and/or pre-funding to its satisfaction against any loss, liability or expense.

(i)              The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate.

(j)              In no event shall the Trustee be responsible or liable, directly or indirectly, for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, business, goodwill or opportunity), whether or not foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 6.02(j) shall survive the termination or expiry of this Indenture, repayment of the Securities or resignation or removal of the Trustee.

(k)             If an Event of Default occurs and is continuing, all Agents will be required to act on the Trustee’s direction.

(l)              The Trustee shall not be liable for any failure or delay in the performance of its obligations under this Indenture or any other transaction document because of circumstances beyond the Trustee’s control, including, without limitation, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, rebellion, embargo, civil commotion or the like which restrict or prohibit the performance of the obligations contemplated by this Indenture or any other transaction document (as the case may be), and other causes beyond the Trustee’s control whether or not of the same class or kind as specifically named above.

(m)             The Trustee is not obliged to do or omit to do anything which in its reasonable opinion, would or may be illegal or would constitute a breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee is subject.

(n)             Neither the Trustee nor any Agent shall have any obligation to calculate, determine or verify the Distribution Rate payable to Holders. Each of the Trustee and the Agents shall be entitled to rely without responsibility and without incurring any liability to Holders or to any person for relying upon the Company’s calculations and determinations which are notified to it in writing.

(o)             The permissive rights of the Trustee enumerated herein shall not be construed as duties unless so specified herein.

(p)             The Trustee’s immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture and the Securities shall extend to the Agents and to the Trustee’s and Agents’ officers, directors, agents, custodians, employees and any other Person employed to act hereunder. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the termination or discharge of this Indenture, the Trustee’s resignation or removal and repayment of the Securities.

(q)             Each of the Company and the Trustee (for purposes of this Section 6.02(q), a “party”) shall, as soon as reasonably practicable but not later than 15 Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Securities as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 6.02(q) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

(r)             The Company shall notify the Trustee in the event that it determines that any payment to be made by the Trustee under the Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the obligations of the Company under this Section 6.02(r) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company and/or the Securities.

(s)             Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. The Trustee or the Principal Paying Agent, as the case may be, will inform the Company as soon as reasonably practicable upon becoming aware that it has any such withholding or deduction obligations.

(t)             In the event that the Company determines in its sole discretion that withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Securities, then the Company will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture; provided further that such recognized institution of international standing executes and delivers to the Company an instrument substantially in the form as set forth in Exhibit C hereto or as the parties agree otherwise in which such recognized institution of international standing shall agree with the Company, among other things, to be bound by and observe the provisions of this Indenture and the Securities (including, but not limited to, the agreements contained in Section 4.01(h) hereof) applicable to an Agent (including the Principal Paying Agent). The Company will promptly notify the Trustee of any such redirection or reorganization. The terms of Section 6.02(q) to Section 6.02(t) shall survive the termination of this Indenture, repayment of the Securities and the resignation or removal of the Trustee.

Section 6.03.      Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(a)             “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)             “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.04.      Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Securities, (b) is not accountable for the Company’s use or application of the proceeds from the Securities, and (c) shall not have any responsibility for the Company’s or any Holder’s compliance with any state or U.S. federal securities law in connection with the Securities.

Section 6.05.      Notice of Event of Default. If any Event of Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Event of Default to each Holder within 90 days after it occurs, or, if later, within 15 days after written notice is provided to a Responsible Officer of the Trustee unless the Event of Default is no longer continuing. Subject to Section 5.10 and Section 6.01(f) above, the Trustee shall not be deemed to have knowledge of any non-compliance with this Indenture or Event of Default unless and until it obtains express written notice of such Event of Default. In the absence of written notice of an Event of Default, the Trustee may assume without any liability in connection with such assumption that there is no Event of Default. Notice to Holders under this Section 6.05 will be given in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act.

Section 6.06.      Reports by Trustee to Holders. The Trustee will mail to each Holder, a brief report, if required by Section 313(a) of the Trust Indenture Act, dated as of such July 15 within 60 days after each July 15, beginning with July 15, 2018, and brief reports, if required by Section 313(b) of the Trust Indenture Act, within the times specified therein, and each in a manner as provided in Section 313(c) of the Trust Indenture Act. The Trustee shall also file such reports with each stock exchange, if any, on which the Securities are listed and with the Commission as required by Section 313(d) of the Trust Indenture Act. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

Section 6.07.      Compensation and Indemnity. (a) The Company will pay the Trustee properly incurred compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. If an Event of Default shall have occurred and is continuing or if the Trustee is requested to undertake duties which are outside the scope of the Trustee’s duties under this Indenture, the Company shall be responsible for and shall pay such additional remuneration as mutually agreed between the Company and the Trustee; provided that failure to agree or pay such additional remuneration shall not affect the Trustee’s duties to the Holders specified herein, including to take such actions as instructed, directed or requested by the Holders (subject to, where applicable, receiving indemnity and/or security and/or pre-funding to its satisfaction). The Company will reimburse the Trustee upon request for all properly incurred out-of-pocket expenses, disbursements and advances (including costs of collection) incurred or made by the Trustee for its services hereunder, including the compensation and properly incurred expenses of the Trustee’s agents, attorneys, delegates and counsel.

(b)             The Company, will (to the fullest extent permitted by applicable law) indemnify the Trustee or any predecessor Trustee and their respective agents, employees, officers and directors for, and hold them harmless against, any loss, damage, claim, including taxes, or liabilities or properly incurred expenses, including legal fees and expenses without gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the properly incurred costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities, and the properly incurred compensation, expenses, fees and disbursements of the Trustee’s agents and counsel and other persons not regularly within the Trustee’s employ.

(c)             To secure the Company’s payment obligations in this Section 6.07, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Securities.

(d)             This Section 6.07 shall survive the redemption of the Securities, the termination of this Indenture, and resignation or removal of the Trustee.

(e)             All rights, powers, protections, immunities, limitations of liabilities and benefits available to the Trustee under this Indenture shall apply equally to each of the other capacities of The Bank of New York Mellon under this Indenture (as applicable).

(f)             All compensation and indemnity payments made by the Company to the Trustee under this Indenture shall be made free and clear of, and without withholding or deduction for or on account of, any Taxes imposed or levied by or on behalf of the government of the Relevant Jurisdiction or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made. If the Company is so required by law or by regulation or governmental policy having the force of law to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Jurisdiction from any payment made under or with respect to such payments to the Trustee, the Company shall pay such additional amounts as may be necessary so that the net amount received by the Trustee (including such additional amounts) after such withholding or deduction will not be less than the amount the Trustee would have received if such Taxes had not been withheld or deducted.

Section 6.08.      Replacement of Trustee. (a) The Trustee may resign at any time by written notice to the Company.

(i)            The Holders of not less than a majority in principal amount of the Securities then outstanding may remove the Trustee by written notice to the Trustee with the consent of the Company which shall not be unreasonably withheld.

(ii)           If the Trustee is no longer eligible under Section 6.11 or in the circumstances described in Section 310(b) of the Trust Indenture Act, any Holder that satisfies the requirements of Section 310(b) of the Trust Indenture Act may

petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iii)          The Company may remove the Trustee if: (A) the Trustee is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Trustee or its property; or (C) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

(b)             If the Trustee has been removed by the Holders, Holders of not less than a majority in principal amount of the Securities may appoint a successor Trustee with the consent of the Company which shall not be unreasonably withheld. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense and on behalf of the Company) may appoint its own successor, or the retiring Trustee (at the expense of the Company), the Company or the Holders of not less than a majority in the aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)             Notwithstanding the foregoing, upon the occurrence of an Event of Default, the consent of the Company shall not be required by the Holders to replace the Trustee.

(d)             Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 will continue for the benefit of the retiring Trustee.

(e)             None of the Company or any of its Affiliates shall serve as the Trustee.

Section 6.09.      Successor Trustee by Consolidation, Merger, Conversion or Transfer. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 6.10.      Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 6.11.      Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder that satisfies the requirements of Section 310(a) of the Trust Indenture Act and has a combined capital and surplus of at least US$150,000. If such corporation, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority or any similar authority, then for the purposes of this Section 6.11, the combined capital and surplus of such corporation, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.08.

Section 6.12.      Indemnification of Judgment Currency. The Company agrees to indemnify the Trustee, the Agents and each Holder to the full extent permitted by applicable law against any loss incurred by the Trustee, the Agents and such Holder as a result of any judgment or order being given or made for any amount due under such Security and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in New York City at which the Trustee, the Agents and the Holder on the date that payment is made pursuant to such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee, the Agents and the Holder.

Section 6.13.      Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First, to the Trustee and the Agents to the extent necessary to reimburse the Trustee and the Agents for any fees, expenses, costs, charges and liabilities incurred in connection with the performance of its duties under this Indenture or the Securities, including the collection or distribution of such amounts held or realized or in connection with enforcing its remedies under this Indenture and all amounts for which the Trustee and the Agents are entitled to indemnification under the Indenture and the Securities;

Second, to the Holders for amounts due and unpaid on the Securities for principal and Distribution (including any Arrears of Distribution and any Additional Distribution Amount) without preference or priority of any kind; and

Third, to the Company.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

Article 7
Defeasance and Discharge

Section 7.01.      Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities, on the 183rd day after the deposit referred to in clause (i) of this Section 7.01 has been made and the provisions of this Indenture will no longer be in effect with respect to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to (1) rights of registration of transfer and exchange, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Certificates, (3) obligations to maintain paying agencies and (4) the rights of the Holders as beneficiaries hereof with respect to the monies so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

(i)            the Company has (A) deposited with the Trustee (or its agent), in trust, money and/or U.S. Government Obligations or any combination thereof that through the payment of Distribution (including any Arrears of Distribution and any Additional Distribution Amount) and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and accrued and unpaid Distribution (including any Arrears of Distribution and any Additional Distribution Amount) and Additional Amounts, if any, on the Securities in accordance with the terms of this Indenture and the Securities and (B) delivered to the Trustee an Opinion of Counsel or a certificate of an internationally recognized firm of independent accountants to the effect that the amount deposited by the Company is sufficient to provide payment for the principal of, accrued and unpaid Distribution (including any Arrears of Distribution and any Additional Distribution Amount), and Additional Amounts, if any, on, the Securities in accordance with the terms of this Indenture;

(ii)            the Company has delivered to the Trustee an Opinion of Counsel of recognized international standing to the effect that the creation of the defeasance trust does not violate the U.S. Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(iii)           immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 183rd day after the date of such deposit, and such defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound.

Section 7.02.      Covenant Defeasance. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to any covenant in Article 4, provided the following conditions have been satisfied:

(a)             The Company has deposited with the Trustee (or its agent), in trust, money, U.S. Government Obligations or a combination thereof that through the payment of Distribution (including any Arrears of Distribution and any Additional Distribution Amount) and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, accrued and unpaid Distribution (including any Arrears of Distribution and any Additional Distribution Amount), and Additional Amounts, if any, on the Securities in accordance with the terms of this Indenture and the Securities.

(b)             The Company has delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the U.S. Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

Section 7.03.      Application of Trust Money. Subject to Section 7.04, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 7.01 or Section 7.02, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on the Securities in accordance with the Securities and this Indenture.

Section 7.04.      Repayment to Company. Subject to Section 6.07, Section 7.01 and Section 7.02, the Trustee will as soon as reasonably practicable pay to the Company upon written request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will as soon as reasonably practicable pay to the Company upon written request any money held for payment with respect to the Securities that remains unclaimed for two years; provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in the City of New York, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the

Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 7.05.      Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 7.01 or Section 7.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities will be reinstated as though no such deposit in trust had been made until such time as the Trustee is permitted to apply all such money in accordance with this Article 7. If the Company makes any payment of principal of or Distribution (including any Arrears of Distribution and any Additional Distribution Amount) on any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust by the Trustee.

Section 7.06.      Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to the Securities issued thereunder, when either:

(a)             all Certificates theretofore authenticated and delivered, except lost, stolen or destroyed Certificates which have been replaced or paid and Certificates representing Securities for whose payment money has theretofore been deposited in trust, have been delivered to the Registrar for cancellation; or

(b)             (i) all Securities represented by Certificates not theretofore delivered to the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on Securities not theretofore delivered to the Registrar for cancellation for principal, accrued and unpaid Distribution (including any Arrears of Distribution and any Additional Distribution Amount), and Additional Amounts, if any, to the date of redemption; (ii) no Event of Default with respect to this Indenture or the Securities issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at the redemption date.

(c)             In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The Trustee shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as evidence and shall incur no liability to any person for acting in accordance with the instructions contained therein.

Article 8
Amendments, Supplements and Waivers

Section 8.01.      Amendments without Consent of Holders. (a) The Company and the Trustee may amend or supplement this Indenture and the Securities, without notice to or the consent of any Holder or Agent to:

(i)            cure any ambiguity, defect, omission or inconsistency in this Indenture or the Securities;

(ii)           comply with any requirements of the Commission or as otherwise necessary in connection with the qualification of the Indenture under the Trust Indenture Act;

(iii)          evidence and provide for the acceptance of appointment by a successor Trustee;

(iv)          effect any changes to this Indenture in a manner necessary to comply with the procedures of Euroclear and Clearstream or any successor clearing system or any other applicable securities depositary or clearing system;

(v)           make any other change that in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holders; or

(vi)          make any other change that would provide any additional rights or benefits to the Holders.

Section 8.02.      Amendments with Consent of Holders. (a) Modification or abrogation of the Indenture may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Company or by the Trustee, and shall be convened by the Trustee upon the request in writing of Holders holding not less than ten per cent. of the aggregate principal amount of the outstanding Securities, subject to the Trustee having been indemnified and/or secured and/or pre-funded to its satisfaction. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing more than 50 per cent. of the aggregate principal amount of the outstanding Securities or, at any adjourned meeting, two or more persons being or representing a Holder or Holders whatever the principal amount of the Securities held or represented;

provided that, proposals to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution may only be sanctioned by an Extraordinary Resolution passed at a meeting of Holders at which two or more persons holding or representing not less than 66 2/3 per cent. or, at any adjourned meeting, 25 per cent. of the aggregate principal amount of the outstanding Securities shall form a quorum;

provided further that, proposals (including any proposal to change any date fixed for payment of principal or Distribution (including any Arrears of Distribution and any Additional Distribution Amount), for the reduction or cancellation of the amount payable in respect of the Securities or to alter the method of calculating the amount of any payment in respect of the Securities may only be sanctioned with the consent of all the Holders.

(b)             It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(c)             A resolution in writing signed by or on behalf of Holders of not less than 75 per cent. of the aggregate principal amount of Securities for the time being outstanding and who are entitled to receive notice of a meeting of the Holders of the Securities pursuant to the Indenture will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Holders.

(d)             In addition, consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of Holders of not less than 75 per cent. of the aggregate principal amount of Securities for the time being outstanding and who are entitled to receive notice of a meeting of the Holders of the Securities pursuant to the Indenture will take effect as if it were an Extraordinary Resolution.

(e)             An amendment, supplement or waiver under this Section 8.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Securities then outstanding. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.03.      Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Certificate that evidences the same debt as the Security of the consenting Holder.

(b)             If an amendment, supplement or waiver changes the terms of a Certificate, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Certificate and return it to the

Holder, or exchange it for a new Certificate that reflects the changed terms. The Registrar or the Authenticating Agent, as applicable, may also place an appropriate notation on any Certificate thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Certificates in this fashion.

Section 8.04.      Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 9.05, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and an Officer’s Certificate stating that all conditions precedent have been complied with. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 8.05.      Conformity with Trust Indenture Act. Every amendment, waiver or supplement to this Indenture or the Securities executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act.

Article 9
Miscellaneous

Section 9.01.      Ranking. The Securities will constitute direct, unsecured and subordinated obligations of the Company which rank pari passu and without any preference amongst themselves. Upon the occurrence of any Winding-Up of the Company, payments on the Securities will be subordinated in right of payment to the prior payment in full of all creditors of the Company, except for payments in respect of any Parity Security or Capital Stock. The obligations of the Company under the Securities are intended to be senior only to its obligations to the holders of its Capital Stock.

Section 9.02.      Trust Indenture Act. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision of the Trust Indenture Act shall control.

Section 9.03.      Holder Communications; Holder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Securities are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Sections 312(a) and 312(b) of the Trust Indenture Act. Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)           (i)  Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)  The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)           Any act by the Holder of any Security binds that Holder and every subsequent Holder of a Certificate that evidences the same debt as the Security of the acting Holder, even if no notation thereof appears on the Certificate. Subject to paragraph (d), a Holder may revoke an act as to its Securities, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)           The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Section 316(c) of the Trust Indenture Act) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default or any remedies or consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 9.04.      Notices. (a) All notices or demands required or permitted by the terms of the Securities or this Indenture to be given to or by the Holders are required to be, in English, in writing (including by facsimile and PDF transmission) and may be given or served by being sent by prepaid courier or by being deposited, first-class postage prepaid, in the United States mails (if intended for the Company) addressed to the Company to Dr. Battsengel Gotov, Energy Resources LLC, Central Tower, 16/F, 2 Sukhbaatar district-8, Ulaanbaatar, 210620a, Mongolia (fax no.: +916 1132 2279), with copy to Mr. Odjargal Jambaljamts / Ms. Clare Ng (fax no.: +852 2262 7720), if intended for the Trustee at the Corporate Trust Office of the Trustee, and (if intended for any Holder) addressed to such Holder at such Holder’s last address as it appears in the Register maintained by the Registrar. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(b)           Any such notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of Euroclear and Clearstream or any successor clearing system. Any such notice shall be deemed to have been delivered on the day such notice is delivered to Euroclear and Clearstream or any successor clearing system or if by mail, when so sent or deposited.

(c)           Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 9.05.      Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee at the Trustee’s request:

(i)            an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

(ii)           an Opinion of Counsel stating that all such conditions precedent have been complied with; and

(iii)          an incumbency certificate giving the names and specimen signatures of Authorized Officers for any such Authorized Officers who have not previously provided specimen signatures to the Trustee.

(b)           In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c)           Any certificate of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

(d)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 9.06.      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)           a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)           a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

Section 9.07.      Payment Date other than a Business Day. If any payment with respect to a payment of any principal of, accrued and unpaid Distribution (including any Arrears of Distribution and any Additional Distribution Amount), or Additional Amounts, if any, on any Security (including any payment to be made on any date fixed for redemption or purchase of any Security) is due on a day which is not a Business Day (the amount of such payment being a “Non-Business Day Payment Amount”), then the payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no Distribution (including any Additional Distribution Amount) will accrue on such Non-Business Day Payment Amount for the intervening period.

Section 9.08.      Governing Law, Consent to Jurisdiction; Waiver of Immunities. (a) Each of the Securities and this Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York state court sitting in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out, of or relating to, this Indenture or the Securities. The Company irrevocably and unconditionally waives to the fullest extent permitted by applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Security as applicable. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment or in any manner provided by law; provided that service of process is effected upon the Company in the manner specified in the following subsection or as otherwise permitted by applicable law.

(c)           As long as any of the Securities remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company as the case may be, in any such legal action or proceeding. The Company hereby appoints Law Debenture Corporate Services Inc., as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 801 2nd Avenue, Suite 403, New York, NY 10017, United States. Notwithstanding the foregoing, the Company may, with prior written notice to the Trustee, terminate the appointment of Law Debenture Corporate Services Inc. and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in the City of New York.

(d)           The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Security, the posting of any bond or the furnishing, directly or indirectly, of any other security.

(e)           This Section 9.08(e) is for the benefit of the Holders and the Trustee only. To the extent allowed by law, the Holders and the Trustee may take concurrent proceeding in any number of jurisdictions.

(f)            The Company irrevocably and unconditionally waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities and the transactions contemplated thereby.

Section 9.09.      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 9.10.      Successors. All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 9.11.      Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.12.      Separability. In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 9.13.      Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 9.14.      No Personal Liability of Incorporators, Stockholders, Members, Officers, Directors, or Employees. No recourse for the payment of the principal of, accrued and unpaid Distribution (including any Arrears of Distribution and any Additional Distribution Amount), or Additional Amounts, if any, on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Securities or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under any applicable law.

Section 9.15.      No Personal Liability of the Joint Provisional Liquidators. The parties to this Indenture hereby agree and acknowledge that:

(a)             the Joint Provisional Liquidators execute this Indenture solely for the purpose of taking the benefit of those of its provisions which confer a benefit on them;

(b)             neither the Joint Provisional Liquidators nor their agents, employees, firm, partner, member, advisers or representatives shall incur any personal liability whatsoever under this Indenture or under any supplemental indenture, instrument or document entered into under or in connection with it and that the Joint Provisional Liquidators at all times act only as agents of the Company and without personal liability;

(c)             the Joint Provisional Liquidators, their agents, employees, firm, partners, members, advisors and representatives give and have given no warranty in relation to their authority to enter into this Indenture on behalf of the Company and give no warranties or representations (express or implied) in respect of any matter forming the subject of this Indenture or any documentation ancillary thereto or related to it (and, for the avoidance of doubt, such warranties or representations are expressly excluded).

(d)             the provisions of this Indenture are fair and reasonable in the context of a company with provisional liquidators appointed.

Section 9.16.      U.S.A. Patriot Act. Section 326 Customer Identification Program. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the U.S.A. Patriot Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Trustee and the Agents such information as it may request, from time to time, in order for the Trustee and the Agents to satisfy the requirements of the U.S.A. Patriot Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SIGNED for and on behalf of Mongolian Mining Corporation (In Provisional Liquidation) acting by one of its Joint Provisional Liquidators as agent and without personal liability

By:
Name: Simon Conway
Title: Joint Provisional Liquidator of the Company

SIGNED for and on behalf of Simon Conway and Christopher So Man Chun in their capacities as joint provisional liquidators of Mongolian Mining Corporation (In Provisional Liquidation) and without personal liability

By:
Name: Simon Conway
Title: Joint Provisional Liquidator of the Company
By:
Name: Christopher So Man Chun
Title: Joint Provisional Liquidator of the Company

The Bank of New York Mellon as Trustee

By:
Name:
Title:

[Signature page to the Perpetual Notes Indenture]

EXHIBIT A

FORM OF CERTIFICATE

[Insert Applicable Legend(s) from Section 2.04 of the Indenture]

Mongolian Mining Corporation [(In Provisional Liquidation)]

Perpetual Securities

No. [-]	US$______________

[Common Code No. ●]
[ISIN No. ●]

Mongolian Mining Corporation [(In Provisional Liquidation)], an exempted company incorporated under the laws of the Cayman Islands, promises to pay to The Bank of New York Depository (Nominees) Limited or registered assigns the principal sum [specified in Schedule A hereto]* [of US$________________]**, upon presentation and (when no further payment is due in respect of the Securities represented by this Certificate) surrender of this Certificate.

Distribution Payment Dates: April 1 and October 1, commencing April 1, 2017, which shall deem to be deferred in accordance with Section 2.05(a) of the Indenture. Distribution shall accrue from October 1, 2016.

Distribution Record Dates: March 17 and September 16.

The Securities are issuable in denominations of US$1,000 and integral multiples of US$1 in excess thereof.

Additional provisions of this Certificate are set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

_____________________

* Insert for Global Certificates.

** Insert for Definitive Certificates.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date of authentication.

For and on behalf of
MONGOLIAN MINING CORPORATION
[(IN PROVISIONAL LIQUIDATION) acting
by one of its Joint Provisional Liquidators
as agent and without personal liability]

_________________________________________
Name: [●]
Title: [Joint Provisional Liquidator of the Company][Director]

CERTIFICATE OF AUTHENTICATION

This is one of the Perpetual Securities described in the Indenture referred to in this Certificate.

Date:

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Registrar

By:
Name:
Title:

FORM OF REVERSE OF CERTIFICATE

Mongolian Mining Corporation [(In Provisional Liquidation)]

Perpetual Securities

1.       Principal and Distribution.

The Company promises to pay to the holder of the Securities represented by this Certificate upon presentation and (when no further payment is due in respect of such Securities) surrender of this Certificate the principal amount of the Securities becoming due for redemption on that date together with any outstanding Arrears of Distribution and Additional Distribution Amount (if any) and any Distribution accrued to the date fixed for redemption (if any) and any Additional Amounts (if any), in each case, to be paid in accordance with the Indenture and will (subject to the Indenture) until such payment (both before and after judgment) unconditionally pay, or cause to be paid, to or to the order of the Trustee, Distribution on the principal amount of the Securities, and any Additional Distribution Amounts with respect to any Arrears of Distribution (if any), as set out in the Indenture.

On the Business Day prior to each Distribution Payment Date, the Company will, in good faith and as evidenced by a Board Resolution, calculate the applicable Distribution Rate payable in respect of the Securities for the period following such Distribution Payment Date in accordance with the Indenture and will cause the applicable Distribution Rate determined by it to be notified in writing to the Principal Paying Agent, the Trustee, the Holders and each listing authority, stock exchange and/or quotation system (if any) on or by which the Securities have then been admitted to listing, trading and/or quotation as soon as practicable after the relevant Distribution.

The Company may, at its sole discretion, elect to defer, in whole or in part, any Distribution (including any Arrears of Distribution and any Additional Distribution Amount) which is otherwise scheduled to be paid on a Distribution Payment Date to the immediately following Distribution Payment Date by giving notice to the Holders not more than 15 nor less than 10 Business Days prior to a scheduled Distribution Payment Date.

2.       Indenture.

This is one of the Certificates issued under an Indenture, dated as of [●], 2017 (as amended from time to time, the “Indenture”), among Mongolian Mining Corporation (In Provisional Liquidation), an exempted company incorporated under the laws of the Cayman Islands (the “Company”), Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong) in their capacities as the joint provisional liquidators of the Company and The Bank of New York Mellon as trustee (the “Trustee”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and

Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Certificate and the terms of the Indenture, the terms of the Indenture will control.

The Securities are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to US$194,999,827.

3.       Optional Redemption.

The Securities may be redeemed at the option of the Company in whole or in part on any Distribution Payment Date (each, a “Call Settlement Date”) on the Company giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable and shall oblige the Company to redeem the Securities on the relevant Call Settlement Date) at a redemption price equal to the principal amount of the Securities, together with all Distribution accrued to the date fixed for redemption (including any Arrears of Distribution and any Additional Distribution Amount) (the “Redemption Amount”). If fewer than all of the Securities are to be redeemed, the Securities shall be selected for redemption on a pro rata basis and, if represented by a Global Certificate, in accordance with the procedures or Euroclear and Clearstream.

4.       Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of US$1,000 and any multiple of US$1 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Certificate or certain portions of a Certificate.

5.       Defaults and Remedies.

Upon (i) an order being made or an effective resolution being passed for the Winding-Up of the Company, (ii) the sale of the Company’s business as part of a scheme procedure, except a solvent sale solely for the purposes of a reorganization, reconstruction, merger or amalgamation the terms of which have previously been approved by an Extraordinary Resolution or (iii) the Company failing to make payment in respect of the Securities for a period of 15 Business Days or more after the date on which such payment is due, the Company shall be deemed to be in default under the Indenture and the Securities (each an “Event of Default”); provided that any failure to pay any Distribution (including any Arrears of Distribution, any Additional Distribution Amount accrued and any Additional Amounts) validly deferred in accordance with the terms of the Indenture shall not constitute an Event of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity and/or security and/or pre-funding to its satisfaction before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended, or default may be waived, by Holders acting through an Extraordinary Resolution. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change, which in the opinion of the Trustee will not materially prejudice the interests of the Holders.

7.       Authentication.

This Certificate is not valid until the Registrar (or Authenticating Agent) signs the certificate of authentication on the other side of this Certificate.

8.       Governing Law.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

9.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), 3T TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Schedule A

The initial principal amount of this Global Certificate is US$_____________.

Changes in principal amount of this Global Certificate are set forth below:

Date	Principal amount by which this Global Certificate is to be decreased and reason for decrease	Principal amount by which this Global Certificate is to be increased and reason for increase	Remaining principal amount of this Global Certificate after such decrease or increase

TRUSTEE, PRINCIPAL PAYING AGENT, TRANSFER AGENT
AND REGISTRAR

Trustee

The Bank of New York Mellon
101 Barclay Street
New York, NY 10286
United States of America

Principal Paying Agent

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom

Transfer Agent and Registrar

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

EXHIBIT B

Mongolian Mining Corporation (In Provisional Liquidation)

AUTHORIZATION CERTIFICATE

[●], 2017

I, [●][__________], [Joint Provisional Liquidator] [Director], acting for and on behalf of Mongolian Mining Corporation [(In Provisional Liquidation)], an exempted company incorporated under the laws of the Cayman Islands (the “Company”) [as agent and without personal liability,] hereby certify that:

(A) each of the persons listed in Schedule I is (i) an Authorized Officer for purposes of the Indenture dated as of [●], 2017, among Mongolian Mining Corporation (In Provisional Liquidation), an exempted company incorporated under the laws of the Cayman Islands having its registered office at PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands, as the Company, Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince’s Building, 10 Chater Road, Central, Hong Kong in their capacities as the joint provisional liquidators of the Company and The Bank of New York Mellon, as Trustee (the “Indenture”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his or her name, and (iii) the duly authorized person who has the authority to execute all necessary documents, including but not limited to the documents to be delivered to, or upon the request of, The Bank of New York Mellon as Trustee in connection with the Perpetual Securities (the “Securities”) and under the Indenture and the Trustee and the Agents have the authority to confirm payment details and receive call backs at the telephone numbers noted below upon the request of the Trustee or the Agents for any payments to be issued in relation to the Securities;

(B) each signature appearing in Schedule I is the true specimen of the genuine signature of such officer and such individuals; and

(C) attached hereto as Schedule II is a true, correct and complete specimen of the certificates representing the Securities.

Capitalized terms used but not defined herein shall have the meanings assigned to such term in the Indenture.

Schedule I
to Exhibit B

Authorized Officers:

Name	Company	Title	Specimen signature	Telephone number

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

For and on behalf of
MONGOLIAN MINING CORPORATION [(IN PROVISIONAL LIQUIDATION)
acting by one of its Joint Provisional
Liquidators as agent and without personal liability]

_________________________________________
Name: [●][__________]
Title: [Joint Provisional Liquidator of the Company][Director]

Schedule II
to Exhibit B

SPECIMEN CERTIFICATES OF THE NOTES

EXHIBIT C

FORM OF PRINCIPAL PAYING AGENT, TRANSFER AGENT AND
REGISTRAR APPOINTMENT LETTER

__________, ____

______________

Re: Perpetual Securities of Mongolian Mining Corporation (In Provisional Liquidation)

Reference is hereby made to the Indenture dated as of [●], 2017 (the “Indenture”) among Mongolian Mining Corporation (In Provisional Liquidation), an exempted company incorporated under the laws of the Cayman Islands having its registered office at PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands (the “Company”), Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince’s Building, 10 Chater Road, Central, Hong Kong in their capacities as the joint provisional liquidators of the Company and The Bank of New York Mellon as Trustee. Terms used herein are used as defined in the Indenture.

The Company hereby appoints The Bank of New York Mellon, London Branch as the principal paying agent (the “Principal Paying Agent”) and The Bank of New York Mellon SA/NV, Luxembourg Branch as the transfer agent (the “Transfer Agent”) and as registrar (the “Registrar,” and together with the Principal Paying Agent and the Transfer Agent, the “Agents”) with respect to the Securities and each of the Principal Paying Agent, the Transfer Agent and the Registrar hereby accepts such appointment. By accepting such appointment, the Agents agree to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Securities, as well as the following terms and conditions to all of which the Company agrees and to all of which the rights of the holders from time to time of the Securities shall be subject:

(a)       Each Agent shall be entitled to the compensation to be agreed upon with the Company for all services rendered by it hereunder, under the Indenture and in connection with the Securities, and the Company agree promptly to pay such compensation and to reimburse each Agent for its properly incurred out-of-pocket expenses (including properly incurred fees and expenses of counsel) in connection with the services rendered by it hereunder, under the Indenture and in connection with the Securities. The Company hereby agree to indemnify each Agent and its officers, directors, agents, employees and representatives for, and to hold it harmless against, any loss, liability or properly incurred expense (including properly incurred fees and expenses of counsel) without gross negligence or willful misconduct on its part arising out of or in connection with it acting as the Agent hereunder. The obligations of the Company under this paragraph (a) shall survive the payment of the Securities, the termination or expiry of the Indenture or this letter and the resignation or removal of such Agent. Under no circumstances will an Agent be liable to the Company or any other party for any special, indirect, consequential, punitive or special loss or damages of any kind whatsoever (including, but not limited to, loss of profit, business, goodwill, reputation, opportunity), whether or not foreseeable and even if such Agent is actually aware of or have been advised of the possibility of such loss or damage and regardless of the form of action. The foregoing provisions shall survive the payment of the Securities, the termination or expiry of the Indenture or this letter, repayment of the Securities and resignation or removal of such Agent.

(b)       In acting under the Indenture and in connection with the Securities, each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Securities, except that all funds held by such Agent for the payment of principal, Distribution or other amounts (including Additional Amounts) on, the Securities shall, subject to the provisions of the Indenture, be held in trust by such Agent and applied as set forth in the Indenture and in the Securities, but need not be segregated from other funds held by such Agent, except as required by law.

(c)       Each Agent may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(d)       Each Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e)       Each Agent and any of its Affiliates, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Securities or other obligations of the Company with the same rights that it would have if it were not an Agent, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depository, Trustee or agent for, any committee or body of holders of Securities or other obligations of the Company, as freely as if it were not an Agent.

(f)       No Agent shall be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Securities.

(g)       Each Agent shall be obligated to perform such duties and only such duties as are in the Indenture and the Securities specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Securities against such Agent. No Agent shall be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it.

(h)       Each Agent may at any time resign by giving written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture, the Company shall promptly appoint a successor Agent by written instrument substantially in the form hereof in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent, one copy to the successor Agent and one copy to the Trustee.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor Agent, as provided below. The Company may, at any time and for any reason, remove any Agent and appoint a successor Agent, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed, one copy to the successor Agent and one copy to the Trustee. Any removal of an Agent and any appointment of a successor Agent shall become effective upon acceptance of appointment by the successor Agent as provided below. Upon its resignation or removal, such Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all out-of-pocket expenses properly incurred in connection with the services rendered by it hereunder.

The Company shall remove an Agent and appoint a successor Agent if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a Trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor Agent appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such Agent) and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent and such predecessor shall pay over to such successor Agent all monies or other property at the time held by it hereunder. If the successor Agent does not deliver its written acceptance within 30 days after the retiring Agent resigns or is removed, the retiring Agent (at the expense and on behalf of the Company) may appoint its own successor, or the retiring Agent (at the expense of the Company) or the Company may petition any court of competent jurisdiction for the appointment of a successor Agent.

(i)       Each Agent shall at all times be a responsible financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Securities.

(j)       Any notice or communication to any Agent will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to any Agent will be effective only upon receipt. The notice or communication should be addressed to each Agent at:

PRINCIPAL PAYING AGENT

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom

With a copy to:

The Bank of New York Mellon, Hong Kong Branch
Level 24, Three Pacific Place
1 Queen’s Road East
Hong Kong

Facsimile: +852 2295 3283

Attention: Corporate Trust – Mongolian Mining Corporation

TRANSFER AGENT AND REGISTRAR

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

With a copy to:

The Bank of New York Mellon, Hong Kong Branch
Level 24, Three Pacific Place
1 Queen’s Road East
Hong Kong

Facsimile: +852 2295 3283

Attention: Corporate Trust – Mongolian Mining Corporation

Any notice to the Company or the Trustee shall be given as set forth in the Indenture.

(k)       Any corporation into which an Agent may be merged or converted or any corporation with which an Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which an Agent shall be a party or any corporation succeeding to the business of an Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(l)        Any amendment, supplement or waiver under Section 6.01 and Section 6.02 of the Indenture that adversely affects an Agent shall not affect the rights, powers, obligations, duties or immunities of such Agent, unless such Agent has consented thereto.

(m)      The Company agrees that the provisions of Section 9.08 of the Indenture shall apply hereto, mutatis mutandis.

(n)       This letter may be executed in counterparts, each of which shall be an original which together shall constitute one and same instrument. The exchange of copies of this letter and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this letter as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(o)       Each Agent may delegate duties to, and may act through, its attorneys, delegates and agents and shall not be responsible for the misconduct or negligence or for the acts or omissions of or for supervising or monitoring any delegate, attorney or agent appointed with due care by it hereunder. To the extent an agent has been named by an Agent in connection with the Indenture or this letter, the parties hereto shall cooperate to ensure that such agent can perform the duties for which it was appointed.

(p)       No provision hereunder or of the Indenture will require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security and/or prefunding to it satisfaction against any all fees, loss, liability or expense.

(q)       No Agent shall be liable for any failure or delay in the performance of its obligations hereunder or under the Indenture or any other transaction document because of circumstances beyond such Agent’s control, including, without limitation, acts of God, fire, flood, war (whether declared or undeclared), terrorism, riot, rebellion, embargo, civil commotion or the like which restrict or prohibit the performance of the obligations contemplated by the Indenture or hereunder or any other transaction document (as the case may be), and other causes beyond such Agent’s control whether or not of the same class or kind as specifically named above.

(r)        No Agent shall be obliged to do or omit to do anything which in its reasonable opinion, would or may be illegal or would constitute a breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which such Agent is subject.

(s)       No Agent shall have obligation or duty to supervise, monitor, determine or inquire as to compliance with any of the provisions in the Indenture or this letter or the financial performance of the Company and shall be entitled to assume that the Company, is in compliance with all the provisions of the Indenture or this letter unless notified to the contrary in writing.

(t)        No Agents shall be liable for errors in judgment made in good faith by a responsible officer of such Agent unless such Agent is negligent in ascertaining pertinent facts.

(u)       Notwithstanding any other term of this letter, the Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this letter acknowledges, accepts, and agrees to be bound by:

(i)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this letter, that (without limitation) may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

•	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

•	the cancellation of the BRRD Liability;

•	the amendment or alteration of the amounts due in relation to the BRRD Liability, including any Distribution, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this letter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Capitalized terms used in paragraph (v) of this letter have the following meanings:

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“BRRD Party” means the Transfer Agent and the Registrar subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

(v)       The Company and Trustee agree that the rights, protections and benefits granted to the Agents under the Indenture will apply to the Agents in connection with the performance of its duties hereunder and in relation to the Securities.

(w)       Each of the Company and the Principal Paying Agent (for purposes of this paragraph (w), a “party”) shall, as soon as reasonably practicable but not later than 15 business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Securities as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this paragraph (w) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

(x)       The Company shall notify the Principal Paying Agent in the event that it determines that any payment to be made by the Principal Paying Agent under the Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA

Withholding, and the extent to which the relevant payment is so treated, provided, however, that the obligations of the Company under this paragraph (x) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company and/or the Securities.

(y)       Notwithstanding any other provision of the Indenture and this letter, the Principal Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Principal Paying Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. The Trustee or the Principal Paying Agent, as the case may be, will inform the Company as soon as reasonably practicable upon becoming aware that it has any such withholding or deduction obligations.

(z)       In the event that the Company determines in its sole discretion that withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Securities, then the Company will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this letter; provided further that such recognized institution of international standing executes and delivers to the Company an instrument substantially in the form of this letter or as the parties agree otherwise in which such recognized institution of international standing shall agree with the Company, among other things, to be bound by and observe the provisions of the Indenture and the Securities (including, but not limited to, the agreements contained in Section 4.01(h) of the Indenture) applicable to an Agent (including the Principal Paying Agent). The Company will promptly notify the Principal Paying Agent of any such redirection or reorganization. The terms of the paragraphs (w) to (z) shall survive the termination of this letter, the Indenture, repayment of the Securities and the resignation or removal of the Agents.

For the purposes of this letter:

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

For and on behalf of MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION) acting by one of its Joint Provisional Liquidators as agent and without personal liability

_________________________________________
Name: Simon Conway
Title: Joint Provisional Liquidator of the Company

Agreed and accepted by:

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Principal Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH as Transfer Agent and Registrar

By:
Name:
Title:

Acknowledged by:

THE BANK OF NEW YORK MELLON as Trustee

By:
Name:
Title:

EXHIBIT D

Form of Officer’s Certificate

This Certificate is delivered pursuant to Section [•] of the Indenture, dated as of [●], 2017, as amended, supplemented or modified from time to time (the “Indenture”), among Mongolian Mining Corporation (In Provisional Liquidation), an exempted company incorporated under the laws of the Cayman Islands having its registered office at PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands (the “Company”), Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince’s Building, Central, Hong Kong in their capacities as the joint provisional liquidators of the Company thereto and The Bank of New York Mellon as Trustee. Terms defined in the Indenture are used herein as therein defined.

I hereby certify for and on behalf of the Company that [the Distribution Rate for the period from [•] to [•] has been calculated as [•], as evidenced by the attached Board Resolution.]1 [an Optional Deferral Event has occurred on [•] with respect to the [whole] [US$[●]] of the Distribution which was otherwise scheduled to be paid on [●].]2 [, having made all reasonable enquiries, to the best of my knowledge, information and belief, as of [●]3, the Company has complied with all conditions and covenants under the Indenture since [•]4 [the date of the last certificate delivered pursuant Section 4.06]5 [other than [•]]6.]7 [•]8

____________________

1 Include if the certificate is delivered pursuant to Section 2.05(c), otherwise delete.

2 Include if the certificate is delivered pursuant to Section 2.05(d)(iii), otherwise delete.

3 Specify a date not more than 5 days before the date of delivery of the certificate.

4 Insert date of the Indenture in respect of the first certificate delivered pursuant to Section 4.06, otherwise delete.

5 Include unless the certificate is the first certificate delivered pursuant to Section 4.06, otherwise delete.

6 Include if the Company has not complied with all conditions and covenants under the Indenture, otherwise delete.

7 Include if the certificate is delivered pursuant to Section 4.06, otherwise delete.

8 Include a description if the certificate is delivered pursuant to another Section, otherwise delete.

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Mongolian Mining Corporation

By:
Name:
Title:

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EXHIBIT E

Optional Distribution Deferral Notice

To:	[Holder]

[Address of Holder]

To:	The Bank of New York Mellon (as Trustee)

101 Barclay Street

New York, NY 10286

United States of America

With a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Attention: Corporate Trust – Mongolian Mining Corporation

Facsimile: + 852 2295 3283

Date: [●]

Re: Optional Distribution Deferral Notice

Dear Sir/Madam,

We make reference to the Indenture, dated as of [●], 2017, as amended, supplemented or modified from time to time (the “Indenture”), among Mongolian Mining Corporation (In Provisional Liquidation), Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong) in their capacities as the joint provisional liquidators of the Company thereto and The Bank of New York Mellon as Trustee. Terms defined in the Indenture are used herein as therein defined.

Pursuant to Section 2.05(d)(i) of the Indenture, we hereby notify you they we have elected to defer [in whole] [US$[●] of] the Distribution which was otherwise scheduled to be paid on [●].

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Sincerely,

Mongolian Mining Corporation

By:
Name:
Title:

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